UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008 (June 25, 2008)
ALSERES PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

85 Main Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 25, 2008, Alseres Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into a Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”), with Robert Gipson (the “Lender”), pursuant to which the Company may borrow up to aggregate principal amount of $5,000,000. Pursuant to the Purchase Agreement, the Company issued a convertible promissory note to the Lender in the aggregate principal amount of $5,000,000 (the “Note”).
     The outstanding principal amount borrowed under the Note shall be due and payable upon the earliest to occur of: (i) December 31, 2010; and (ii) the date on which the Lender declares an event of default (as defined in the Purchase Agreement), the first of these events to occur referred to as the “Maturity Date.”
     Interest shall accrue on the Note from the date of issuance and all unpaid interest shall be due and payable on the Maturity Date. Interest on each advance shall accrue at a per annum rate equal to: (a) 5% from the date of the issuance to the Maturity Date; (b) 10% from and after the Maturity Date or during the continuance of an event of default; or (c) if less than the rates applicable under both clauses (a) and (b), the maximum rate permissible by law.
     The Company has agreed to certain covenants under the Purchase Agreement, including covenants agreeing not to: (A) incur or assume indebtedness; (B) make any dividends or distributions on its capital stock; (C) sell, lease, transfer or otherwise dispose of any material assets or property of the Company; or (D) liquidate or dissolve.
     The Lender may elect to convert all or a portion of the outstanding principal and accrued interest under the Note (the “Total Converted Balance”) into (i) shares of the Company’s common stock at a conversion price of $2.50 per share or (ii) into the right to receive from the Company the following payments related to the Company’s molecular imaging products: for each $1,000,000 of Total Converted Balance, (A) 2% of Pre-Commercial Income; plus (B) a royalty at a rate of 0.5% of Net Sales of Molecular Imaging Products (each as defined in the Purchase Agreement).
     The Lender is prohibited from effecting a conversion if at the time of such conversion (i) the common stock issuable to the Lender, when taken together with all shares of common stock then held or otherwise beneficially owned by the Lender exceeds 19.9% of the total number of issued and outstanding shares of the Company’s common stock immediately prior to such conversion, or (ii) the common stock issuable to the Lender, exceeds 19.9% of the total number of issued and outstanding shares of the Company’s common stock immediately prior to such conversion, in each case unless and until the stockholders of the Company approve the conversion of all of the shares of common stock issuable thereunder. The Company has agreed to use its best efforts to seek such stockholder approval.
     According to a Schedule 13G/A filed with Securities and Exchange Commission on February 12, 2008, Robert Gipson beneficially owned approximately 28.8% of the outstanding common stock of the Company on December 31, 2007. Robert L. Gipson, who serves as a Senior

Director of Ingalls & Snyder LLC and a General Partner of Ingalls and Snyder Value Partners, L.P., served as a director of the Company from June 15, 2004 until October 28, 2004.
     The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, a complete copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Convertible Promissory Note Purchase Agreement, by and between the Company and Robert Gipson, dated June 25, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: June 30, 2008	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Convertible Promissory Note Purchase Agreement, by and between the Company and Robert Gipson, dated June 25, 2008.